Exhibit 1(a)

UNS ENERGY COMPANY

(an Arizona corporation)

Common Stock

FORM OF UNDERWRITING AGREEMENT

Dated:

i

SCHEDULES

Schedule A	— List of Underwriters	Sch A-1
Schedule B	— Issuer Free Writing Prospectuses	Sch B-1
Schedule C	— Term Sheet	Sch C-1

ii

UNS ENERGY COMPANY

(an Arizona corporation)

Common Stock

UNDERWRITING AGREEMENT

DATE

UNDERWRITERS

As Representatives of the Several Underwriters

Ladies and Gentlemen:

UNS Energy Company, an Arizona corporation (the “Company”), confirms its agreement (the “Agreement”) with [            ] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom [            ] are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of the Company’s Common Stock set forth in Schedule A hereto (the “Underwritten Securities”). Additionally, the Company proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, at the option of the Underwriters, up to an additional ______ shares of its Common Stock (the “Option Securities”). The Underwritten Securities and any Option Securities are herein referred to as the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities promptly after this Agreement has been executed and delivered.

On _________________, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-______________), for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).

SECTION 1.    Certain Definitions

When used in this Agreement, the following terms have the meanings specified below:

“ACC” means the Arizona Corporation Commission.

“Agreements and Instruments” has the meaning set forth in Section 2(a)(ix).

“Applicable Time” means ____ [a.m./p.m.] (Eastern time), on _______________.

“Base Prospectus” means the base prospectus relating to the Securities filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission prior to the date of this Agreement.

“Closing Time” has the meaning set forth in Section 3(b).

“Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Term Sheet and (iii) any other Issuer Free Writing Prospectus listed on Schedule B.

“EDGAR” has the meaning set forth below in this Section 1.

“Effective Time” means the date and time of the effectiveness of the Registration Statement for purposes of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, as applied to the Underwriters.

“Issuer Free Writing Prospectus” means (i) the Term Sheet and (ii) any other “issuer free writing prospectus” (as defined by Rule 433 of the 1933 Act Regulations (“Rule 433”)) with respect to the Securities.

“Material Adverse Change” has the meaning set forth in Section 2(a)(v).

“Material Adverse Effect” has the meaning set forth in Section 2(a)(vi).

“Option Closing Time” has the meaning set forth in Section 3(c).

“Preliminary Prospectus” means either (i) the Base Prospectus or (ii) the Base Prospectus as supplemented by a preliminary prospectus supplement provided by the Company to the Underwriters for use in connection with the offering of the Securities, in either case as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).

“Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Securities prior to the Applicable Time.

“Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b).

“Registration Statement” means, as of any particular time, the Company’s registration statement on Form S-3 (No. 333-______________), including (a) any amendments thereto at such time, (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B of the 1933 Act Regulations (“Rule 430B”), is deemed to be a part thereof.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 405” means Rule 405 of the 1933 Act Regulations.

“Term Sheet” means the term sheet prepared and filed pursuant to Section 4(a) of this Agreement.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act Regulations” means the rules and regulations of the Commission under the 1939 Act.

The foregoing definitions are subject to the following qualifications:

(a) all references in this Agreement to the Registration Statement, any Preliminary Prospectus, or the Prospectus or to any of the financial statements, schedules or other information that is

“contained”, “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in documents filed with the Commission under the 1934 Act that (i) are incorporated, or deemed incorporated, therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the 1933 Act (as qualified by Rule 430B(g) of the 1933 Act Regulations) and (ii)(A) in the case of references to the “Registration Statement”, are filed with the Commission at or prior to the Effective Time and (ii)(B) in the case of references to any “Preliminary Prospectus” or the “Prospectus”, are filed with the Commission at or prior to the date thereof;

(b) all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

(c) all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; and

(d) all references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2.    Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter on the date of this Agreement, at the Applicable Time, at the Closing Time and at any Option Closing Time as follows:

(i)  Compliance with Securities Law Requirements.

(A) Well-Known Seasoned Issuer Status. At the time the registration statement on Form S-3 (No. 333-___________) was filed with the Commission, at the time of the most recent amendment, if any, to such registration statement for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act, or form of prospectus), and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405.

(B) Eligibility to Use Form S-3. At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act.

(C) Status and Content of the Registration Statement. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on _____________. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with. At the time the Registration Statement became effective, and at the Effective Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. At the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(D) Status and Content of the Preliminary Prospectus. Each Preliminary Prospectus, as of its date and at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus delivered to the Underwriters in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(E) Issuer Free Writing Prospectuses. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405. Each Issuer Free Writing Prospectus, at the time it was filed with the Commission pursuant to Rule 433 or, if it was not required to be so filed, at the time of each use thereof (i) did not include any information that conflicts with (A) information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement, and not superseded or modified, or (B) information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated or deemed incorporated by reference in the Registration Statement, and not superseded or modified, and (ii) complied in all other respects with the requirements of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

(F) Content of the Disclosure Package. The Disclosure Package, at the Applicable Time, did not, and, at the Closing Time and any Option Closing Time, will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G) Status and Content of the Prospectus. The Prospectus, as of its date, at the time it is filed with the Commission and at the Closing Time and any Option Closing Time, will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Underwriters in connection with the offering of the Securities will be identical to the copy thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T.

The representations and warranties in this subsection (a) shall not apply to any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

(ii)   Incorporated Documents. The documents incorporated or deemed incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as applicable, in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when filed did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)  Independent Accountants. The accountants who audited the financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent registered public accountants within the meaning of Regulation S-X of the Commission.

(iv)  Financial Statements. The financial statements, together with the respective schedules and notes relating thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements and other financial data included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

(v)  No Material Adverse Change in Business. Since the date of the latest audited balance sheet included in the Disclosure Package and the Prospectus and except as disclosed therein, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change or development, a “Material Adverse Change”).

(vi)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Arizona and has the corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company has the corporate power and authority to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the

Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such effect, a “Material Adverse Effect”).

(vii)  Capitalization. (A) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus as of the dates noted therein.

(B) The shares of Common Stock to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized; such shares of Common Stock, when issued and delivered in accordance with the provisions this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(viii)  Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix)  Absence of Defaults. The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults as, singly or in the aggregate, would not result in a Material Adverse Effect.

(x)  No Conflict. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein (including the issuance and sale by the Company of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder and on the Securities, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Liens as, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the articles of incorporation or by laws of the Company or of any statute of any jurisdiction applicable to the Company or any rule, regulation or order applicable to the Company of any regulatory body, administrative agency or other governmental body or any court that, in any such case, has jurisdiction over the Company or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xi)   Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, that (A) is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not disclosed as required, (B) could materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or (C) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, would reasonably be expected to result in a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xii)  Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xiii)  Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company (A) is not in violation of any statute, rule, regulation, decision or order of any governmental body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or other pollutants or contaminants, to the protection or restoration of the environment or to human or animal exposure to hazardous or toxic substances or other pollutants or contaminants that have the potential to adversely impact human or animal health (collectively, “environmental laws”), (B) does not own or operate any real property contaminated with any hazardous or toxic substances or other pollutants or contaminants that is subject to clean-up or other responsive action under any environmental laws, (C) is not liable for any off-site disposal or contamination pursuant to any environmental laws, (D) is not subject to any claim of violation of or liability under any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xiv)  Internal Controls. (A) The Company has devised and established and maintains the following, among others, internal controls (without duplication):

(I) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act (the “Accounting Controls”);

(II) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act (the “Disclosure Controls”); and

(III) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(B) The Internal Controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law;

(C) Based on the most recent evaluations of the Internal Controls:

(I) the Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established; and

(II) all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls have been disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(xv)  Compliance with Sarbanes-Oxley. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission that have been adopted thereunder, to the extent that such act and such rules and regulations are in effect and applicable to the Company.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offer and sale of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 3.    Sale and Delivery to Underwriters; Closing; Covenants of the Underwriters.

(a) Sale and Purchase of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $____ per Security, the number of Underwritten Securities set forth on Schedule A opposite the names of such Underwriters, and (b) in the event the Underwriters exercise their option to purchase Option Securities, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company at the same price set forth in clause (a) of this Section 3, that portion of the Option Securities as to which such option to purchase was exercised, and each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional Securities as the Underwriters may determine) that bears the same proportion to the total number of Option Securities to be purchased at such Option Closing Time as the number of Underwritten Securities set forth on Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Securities.

The Company hereby grants to the Underwriters the right to purchase on or prior to the 30th calendar day immediately following, and including, the date hereof, up to _____ Option Securities, at the same purchase price as set forth in the first paragraph of this Section 3(a), for the sole purpose of covering over-allotments. Any such election to purchase Option Securities shall be exercised only by written notice from the Representatives to the Company, received by the Company at least one Business Day prior to the date on which such Option Securities are to be delivered, setting forth the number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives, but in no event earlier than the Closing Time.

(b) Payment and Delivery. Payment of the purchase price for the Underwritten Securities shall be authorized at the offices of Morgan, Lewis & Bockius LLP, counsel for the Company, at 101 Park Avenue, New York, New York 10178, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, and such payment shall be made against delivery, at such time, of one or more global Securities to a custodian for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters. The time and date of such payment and delivery is herein called the “Closing Time”. The Company will make the Underwritten Securities, or evidence of their issuance, available for inspection by the Representatives at the office of Morgan, Lewis & Bockius LLP not later than 10:00 A.M., New York Time, or as soon as possible thereafter, on the business day next preceding the Closing Time.

(c) Payment of the purchase price for any Option Securities shall be authorized at the offices of Morgan, Lewis & Bockius LLP, counsel for the Company, at 101 Park Avenue, New York, New York 10178, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the date specified in the notice described in Section 3 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, and such payment shall be made against delivery, at such time, of one or more global Securities to a custodian for DTC, to be held by DTC initially for the accounts of the several Underwriters. The time and date of such payment and delivery is herein called the “Option Closing Time”. The Company will make the Option Securities, or evidence of their issuance, available for inspection by the Representatives at the office of Morgan, Lewis & Bockius LLP not later than 10:00 A.M., New York Time, or as soon as possible thereafter, on the business day next preceding the Option Closing Time

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized __________, for its account, to acknowledge receipt of, and make payment of the purchase price for, the Securities which it has agreed to purchase. Any of the Representatives individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities or Option Securities, as applicable, to be purchased by any Underwriter whose funds have not been received by the Closing Time or Option Closing Time, respectively, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Use of Free Writing Prospectuses. Each Underwriter, severally and not jointly, represents and agrees that it has not made and, without the prior written consent of the Company and the Representatives, will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) that the Company would be required to file with the Commission under Rule 433, except the Term Sheet.

SECTION 4.    Covenants of the Company.

(a) Preparation and Filing of Term Sheet. The Company will prepare a term sheet (the “Term Sheet”), containing a description of the final terms of the Securities and the offering thereof, in the form attached as Schedule C hereto, and after affording the Representatives the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

(b) Preparation and Filing of the Prospectus. The Company will prepare the Prospectus and, after affording the Representatives the opportunity to comment thereon, file the Prospectus with the Commission in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

(c) Review of Amendments and Supplements. The Company will not amend the Registration Statement, or amend or supplement the Prospectus or the Term Sheet, without providing notice to the Representatives at least 24 hours, or such shorter period as is reasonably required by the circumstances, prior to the filing thereof with the Commission. Except in the case of any such amendment or supplement to be made by the filing under the 1934 Act of a document that will be incorporated by reference in the Registration Statement or the Prospectus that would be made by the Company irrespective of the offer and sale of the Securities, the Company will not affect such amendment or supplement without the consent of the Representatives on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed. Neither the consent of the Representatives, nor the delivery of any such amendment or supplement by any Underwriter, shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

The Company will notify the Representatives immediately, and confirm such notice in writing, when any post-effective amendment to the Registration Statement shall have been filed or shall become effective and when any supplement to the Prospectus or any amended Prospectus shall have been filed.

(d) Free Writing Prospectuses. Other than the Term Sheet and any other Issuer Free Writing Prospectus listed on Schedule B, the Company has not made and, without the consent of the Representatives on behalf of the Underwriters, will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined by Rule 405, including an Issuer Free Writing Prospectus.

(e) Notification of Commission Comments and Orders, Etc. The Company will notify the Representatives of (i) the receipt of any comments from the Commission with respect to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, including any request by the Commission for any amendment, supplement or additional information with respect thereto and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, in the event of any stop order, to obtain the lifting thereof as soon as possible.

(f) Delivery of Registration Statements. The Company will deliver to each of the Representatives and to counsel for the Underwriters, upon request and without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including, in each case, all exhibits filed therewith or incorporated by reference). Such copies of the Registration Statement and amendments thereto so furnished to the Representatives will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(g) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes of the offer and sale of the Securities in a manner consistent with the 1933 Act and the 1933 Act Regulations. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, such number of copies of the Prospectus (and any supplements thereto and amendments thereof) as such Underwriter may reasonably request. Such copies of the Prospectus (and supplements thereto and amendments thereof) so furnished to the Underwriters will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR

(except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(h) Continued Compliance with Securities Laws. (i) The Company will file all reports and other documents that it is required to file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and will otherwise comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus; provided, however, that the Company may assume that the distribution of the Securities has been completed on the business day following the Closing Time unless the Representatives shall have provided written notice to the contrary.

(ii) During the distribution of the Securities, the Company will notify the Representatives promptly if (A) any filing is made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction or (B) a Material Adverse Change shall have occurred that is not disclosed in the Registration Statement or the Prospectus or (C) any other event shall have occurred that makes any statement in the Registration Statement or the Prospectus false or misleading in any material respect.

(iii) Upon any notification pursuant to clause (ii)(B) above, or if any event shall occur as a result of which it is necessary, in the reasonable judgment of the Company or of the Representatives, (A) to amend the Registration Statement in order that it shall not, as of the Effective Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (B) to amend the Prospectus in order that it shall not, as of the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to purchasers, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

(i) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to take such action, if any, as may be required to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In the event that the Company becomes aware of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, the Company will so notify the Representatives and will cooperate with the Representatives to endeavor to prevent any such suspension and, in the event of any such suspension, to obtain the lifting thereof as soon as possible.

(j) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section

11(a) of the 1933 Act and Rule 158 thereunder (which earnings statement need not be audited unless required so to be under Section 11(a) of the 1933 Act).

(k) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(m) Restriction on Sale of Securities. The Company hereby agrees that, without the prior written consent of _______________, on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the final prospectus supplement included in the Prospectus (the “Lock-Up Period”), directly or indirectly, (i) register, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock (the “Lock-Up Securities”) or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Lock-Up Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company’s existing stock option, employee benefit or dividend reinvestment plans, or the filing of a registration statement with the Commission relating to the offering of any shares of common stock issued or reserved for issuance under such plans, or (B) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the repurchase of shares of Common Stock, provided that such plan does not provide for the repurchase of Common Stock during the Lock-Up Period.

SECTION 5.    Payment of Expenses.

(a)   Expenses Payable by the Company. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificate or certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees (not to exceed $7,500) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky survey and any supplement thereto, and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.

(b)  Expenses Payable by the Underwriters. Except as provided in subsection (a)(v) above and subsection (c) below, the Underwriters will pay all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the fees and disbursements of counsel for the Underwriters.

(c)  Expenses Upon Termination. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.     Conditions of Underwriters’ Obligations; Termination of Agreement.

(a)  Conditions. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date of this Agreement, as of the Applicable Time and as of the Closing Time and any Option Closing Time, of the representations and warranties of the Company contained in Section 1 hereof and in all certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time and any Option Closing Time, and to the following further conditions:

(i)  No Stop Order; Commission Filings. At the Closing Time and at any Option Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b). The Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission in accordance with the applicable time periods prescribed for such filings under Rule 433.

(ii)  Opinions of Counsel for Company. At the Closing Time and any Option Closing Time, the Representatives shall have received opinions, dated the date of the Closing Time, of Todd C. Hixon, Esq., General Counsel of the Company, and Morgan, Lewis & Bockius LLP, counsel for the Company, as to such matters as the Underwriters shall reasonably request, together with signed or reproduced copies thereof for each of the other Underwriters.

(iii)  Opinion of Counsel for Underwriters. At the Closing Time and any Option Closing Time, the Representatives shall have received the opinion, dated the date of the Closing Time, of ______________, counsel for the Underwriters, as to such matters as the Underwriters shall reasonably request, together with signed or reproduced copies thereof for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(iv)  No Material Adverse Change; Officers’ Certificate. At the Closing Time and any Option Closing Time, (A) there shall not have been (I) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (II) since the Applicable Time, any Material Adverse Change and (B) the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the date of the Closing Time or the Option Closing Time, as applicable, to the effect that (I) there has been no such Material Adverse Change, (II) the representations and warranties in Section 2(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and any Option Closing Time, (III) the Company has complied with all agreements and satisfied all conditions on its part required by this Agreement to be performed or satisfied at or prior to the Closing Time and any Option Closing Time, and (IV) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the signers, contemplated by the Commission.

(v)   Accountant’s Comfort Letter. On the date of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP (“PwC”) a letter dated such date, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of, and certain financial information relating to, the Company contained in the Registration Statement and the Prospectus.

(vi)   Bring-down Comfort Letter. At the Closing Time and any Option Closing Time, the Representatives shall have received from PwC a letter dated the date of the Closing Time, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to clause (v) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time and any Option Closing Time.

(vii)  Maintenance of Rating. After the execution of this Agreement and prior to the Closing Time, no rating of any of the Company’s debt securities shall have been reduced, suspended or withdrawn and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by Moody’s Investor’s Service Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor agencies thereto.

(viii)   Listing. The Securities shall have been approved for listing on the New York Stock Exchange, notice of the offering and issuance shall have been provided to the New York Stock Exchange and satisfactory evidence of such actions shall have been provided to the Representatives.

(ix)   Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the

Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(b)  Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 and except that Sections 2, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7.    Indemnification.

(a)  Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission of a material fact, or any alleged untrue statement or omission of a material fact, in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter (or of any director or officer of, or person controlling, such Underwriter, as aforesaid) on account of any such loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact made in any Preliminary Prospectus (excluding the documents incorporated therein by reference), or any Issuer Free Writing Prospectus, or any amendment or supplement to either thereof, that was furnished by such Underwriter to a person to whom any Securities were sold if (i) the Company shall have notified such Underwriter of such untrue statement or omission promptly after becoming aware thereof and, in any event, prior to the Applicable Time, (ii) the Company shall have prepared a supplement to such Preliminary Prospectus or Issuer Free Writing Prospectus, as the case may be, or an amended or new Preliminary Prospectus or Issuer Free Writing Prospectus, as the case may be, which, in any case, shall have cured such untrue statement or omission, (iii) the Company shall have furnished to such Underwriter copies of such curative document (excluding, in any case, documents incorporated therein by reference) a reasonable period of time in advance of the Applicable Time and (iv) such curative document shall not have been conveyed (physically or orally) to such person by or on behalf of such Underwriter at or prior to the time of the entry into the contract with such person for the sale of such Securities.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions of a material fact, or alleged untrue statements or omissions of a material fact, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7 or contribution could be sought under Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8.    Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several (and not joint) in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto.

SECTION 9.    Representations, Warranties and Agreements to Survive.

All of the respective representations, warranties and agreements of the Company and the several Underwriters contained in this Agreement, or in certificates of officers of the Company delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of any Underwriter, or by or on behalf of the Company, or any director, officer or controlling person of the Company, and shall survive delivery of and payment for the Securities.

SECTION 10.    Termination of Agreement.

(a)  Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been (A) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (B) since the Applicable Time, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NYSE Alternext U.S. or in the NASDAQ Global Market or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or Nasdaq Stock Market, Inc. with respect to such markets or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof; and provided, further, that Sections 2, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.    Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are then obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters approved by the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24 hour period, then:

(i) if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5 (it being understood that the fees and expenses referred to in clause (v) of Section 5 would in such event be payable by the Representatives) and except that Sections 2, 7, 8 and 9 shall survive any such termination and remain in full force and effect with respect to any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section 11.

SECTION 12.    Notices.

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if received by mail or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at [            ]; and notices to the Company shall be directed to it at 88 East Broadway Boulevard, Tucson, Arizona 85701, attention: Treasurer, Fax No. (520) 884-3602.

SECTION 13.    Parties in Interest.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.    Governing Law and Time.

This agreement shall be governed by and construed in accordance with the laws of the State of New York. Specified times of day refer to New York City time.

SECTION 16.    Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 17.    Entire Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter of this Agreement.

SECTION 18.    Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

TUCSON ELECTRIC POWER COMPANY

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written

[UNDERWRITERS]

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities

Sch A-1

SCHEDULE B

Issuer Free Writing Prospectuses

1.

Sch B-1

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-

Supplementing the Preliminary

Prospectus Supplement

dated _________

(To Prospectus dated __________)

UNS ENERGY COMPANY

______Shares of Common Stock

[Date]

PRICING TERM SHEET

Issuer:	UNS Energy Company

Security:	Common Stock

Issuer Stock Ticker	UNS

Shares Offered

Overallotment Option

Public Offering Price	$___ per share

Estimated Net Proceeds to the Issuer	$

Trade Date

Settlement Date

CUSIP	903119 105

Underwriters

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UNDERWRITERS toll-free at _____________________.

Sch C-1